                                POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints Jerry Collazo and Elicia Ritter the undersigned's true and lawful attorneys-in-fact to:

        (1)     execute for and on behalf of the undersigned, in the
undersigned's capacity as an officer, director and/or more than 10% stockholder of Orange 21 Inc. (the "Company"), Forms 3, 4 and 5 (including amendments thereto) with respect to securities of the Company) in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

        (2)     do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5 (or amendments thereto), and timely file such form with the
United States Securities and Exchange Commission and any stock exchange or similar authority; and

        (3)     take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, in connection with filing such Form 3, 4 or 5, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in-fact may approve in such attorneys-in-fact's discretion.

        The undersigned hereby grants to such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934, and that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act. The undersigned further acknowledges that this Power of Attorney authorizes, but does not require, the attorneys-in-fact to act in their discretion on information provided to them without independent verification of such information.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of December 2007.

                                        THE INTEGRITY BRANDS FUND, L.P.

                                        By: Integrity Brands Partners, LLC,
                                        its general partner

                                        /s/John Pound
                                        ----------------------------------------
                                        Name:  John Pound
                                        Title: Manager